EXHIBIT 3.4

FORM OF
AMENDED AND RESTATED BYLAWS
OF
EXACTTARGET, INC.

ARTICLE I
General

        1.1.    Offices.    The registered office of ExactTarget, Inc. (the "Corporation") shall be the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

        1.2.    Seal.    The Board of Directors shall have the power to adopt and alter the seal, if any, of the Corporation.

        1.3.    Fiscal Year.    The fiscal year of the Corporation shall be the period from January 1 of each year through December 31 of such year.

ARTICLE II
Stockholders

        2.1.    Place of Meetings.    Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place, either within or without of the State of Delaware, as the Board of Directors shall have determined and as shall be stated in such notice.

        2.2.    Annual Meeting.    The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting, the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting, any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Corporation's Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"), or these Bylaws.

        2.3.    Quorum.    At all meetings of the stockholders, the presence, in person or represented by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote, shall constitute a quorum requisite for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. Whether or not there is such a quorum at any meeting, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        2.4.    Right to Vote; Proxies.    Subject to the provisions of the Certificate of Incorporation, each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the "DGCL").

        2.5.    Voting.    At all meetings of stockholders, except as otherwise expressly provided for by law, the Certificate of Incorporation, or these Bylaws, (a) in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (b) directors shall be elected by the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        2.6.    Notice of Annual Meetings.    Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote at such meeting at such address as appears on the stock books of the Corporation at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by him and his post-office address, and to notify the Secretary of any change therein. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        2.7.    Stockholders' List.    A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days before such meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal office of the Corporation, and such list shall be open to examination during the whole time of such meeting, at the place of such meeting, or, if the meeting held is by remote communication, on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

        2.8.    Special Meetings.    Except as otherwise required by law and subject to the rights, if any, of the holders of any series of Undesignated Preferred Sock, special meetings of the stockholders for any purpose or purposes may be called only by a majority of the members of the Board of Directors then in office. Any such person or persons may postpone any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

        2.9.    Notice of Special Meetings.    Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote at such meeting, at such address as appears on the books of the Corporation. No business may be transacted at such meeting except that referred to in such notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in such notice or notices. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        2.10.    Inspectors.

          (a)   One or more inspectors shall be appointed by the Board of Directors in advance of any meeting of the stockholders to act at the meeting and make a written report thereof. If no inspector or alternate is able to act at a meeting of the stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at such meeting. Before discharging his duties as an inspector, each inspector shall take and sign an oath to execute his duties with strict impartiality and to the best of his ability. At the meeting for which the inspector or inspectors are appointed, he or they shall acertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify the determination of the shares represented and the count of all votes and ballots.

          (b)   At any time at which the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of Section 2.10(a).

        2.11.    Stockholder Proposal Procedures.    For nominations for the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the Secretary of the Corporation. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the Secretary not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the date of the Corporation's annual meeting for the preceding year. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than ninety (90) days prior to such meeting and not later than the later of (i) sixty (60) days prior to such meeting or (ii) ten (10) days following the date on which public announcement of the date of such meeting is first made by the Corporation. Such notice must contain the name and address of the stockholder delivering the notice and a statement with respect to the amount of the Corporation's stock beneficially and/or legally owned by such stockholder, the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such stockholder, and information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and/or a description of the proposed business to be brought before the meeting, as the case may be.

ARTICLE III
Directors

        3.1.    Powers.    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the property and business of the Corporation shall be managed by or under the direction of the Board of Directors.

        3.2.    Qualification.    Directors need not be stockholders, residents of Delaware or citizens of the United States.

        3.3.    Number and Terms.    The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate of Incorporation.

        3.4.    Resignation.    Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        3.5.    Removal.    Directors may be removed from office in the manner provided in the Certificate of Incorporation.

        3.6.    Vacancies.    Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate of Incorporation.

        3.7.    Place of Meetings and Books.    The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

        3.8.    General Powers.    In addition to the powers and authority expressly conferred upon them by these Bylaws, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        3.9.    Committees.    The Board of Directors, by vote of a majority of the directors then in office, may elect from its number one or more committees, including, without limitation, a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine by adoption of a charter or otherwise, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors, any applicable charter or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time, except to the extent the Corporation is required by law or by the rules and regulations of any applicable stock exchange to maintain such committee. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

        3.10.    Compensation of Directors.    Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        3.11.    Regular Meetings.    No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

        3.12.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or the Chief Executive Officer, on at least two (2) days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

        3.13.    Quorum.    At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by law, or by the Certificate of Incorporation or by these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such meeting that shall be so adjourned. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.

        3.14.    Telephonic Participation in Meetings.    Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.14 shall constitute presence in person at such meeting.

        3.15.    Action by Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

ARTICLE IV
Officers

        4.1.    Selection; Statutory Officers.    The officers of the Corporation shall be chosen by the Board of Directors. There shall be a Chief Executive Officer, President, a Secretary and a Chief Financial Officer, and there may be a Chairman of the Board of Directors, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Chief Financial Officers as the Board of Directors may elect. Any number of offices may be held by the same person.

        4.2.    Time of Election.    The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of such officers need be a director.

        4.3.    Additional Officers.    The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        4.4.    Terms of Office.    Each officer of the Corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Except as otherwise provided by law, any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

        4.5.    Compensation of Officers.    The Board of Directors, or a designated committee thereof, shall have power to fix the compensation of all officers of the Corporation. The Board of Directors, or a designated committee thereof, may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

        4.6.    Chairman of the Board.    The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

        4.7.    Vice-Chairmen.    The Vice-Chairmen shall perform such of the duties of the Chairman of the Board on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the Chairman of the Board.

        4.8.    Chief Executive Officer.    The Chief Executive Officer, subject to the control of the Board of Directors, shall have general charge and supervision and authority over the business and affairs of the Corporation, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Board of Directors.

        4.9.    President.    The President shall be subject to the control of the Chief Executive Officer and the Board of Directors, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Chief Executive Officer or the Board of Directors. In the case of the absence or disability of the Chief Executive Officer, the President shall fulfill the duties of the Chief Executive Officer.

        4.10.    Chief Operating Officer.    The Chief Operating Officer shall be subject to the control of the Chief Executive Officer and the Board of Directors, and shall have general charge of and supervision and authority over the operations of the Corporation, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Chief Executive Officer or the Board of Directors.

        4.11.    Vice-Presidents.    The Vice-Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

        4.12.    Chief Financial Officer.    The Chief Financial Officer shall have the care and custody of all the funds and securities of the Corporation that may come into his hands as Chief Financial Officer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. He may sign all receipts and vouchers for the payments made to the Corporation. He shall render an account of his transactions to the Board of Directors as often as the Board of Directors or any committee thereof shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Corporation. He shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

        4.13.    Secretary.    The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Corporation. He shall have charge of, and may delegate responsibility for, the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

        4.14.    Assistant Secretary.    The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Chief Financial Officer or the Secretary may designate.

        4.15.    Assistant Chief Financial Officer.    The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Chief Financial Officers of the Corporation. Any Assistant Chief Financial Officer upon his appointment shall perform such of the duties of the Chief Financial Officer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Chief Financial Officer or the Secretary may designate.

        4.16.    Subordinate Officers.    The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

ARTICLE V
Stock

        5.1.    Stock.    Except to the extent otherwise determined by the Board of Directors, all classes and/or series of shares of the Corporation's capital stock shall be uncertificated; provided, however, that any shares represented by a certificate as of the date of these Bylaws shall continue to be represented by a certificate until the certificate is surrendered in accordance with Section 5.2. Any certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) any one of the Chairman of the Board, a Vice-Chairman, the Chief Executive Officer, the President or a Vice-President, and (b) any one of the Chief Financial Officer, an Assistant Chief Financial Officer, the Secretary or an Assistant Secretary. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or, (ii) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

        5.2.    Transfers, Surrender and Cancellation.    Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of any certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or as may otherwise be specified by the transfer agent, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Every certificate exchanged, returned or surrendered shall be marked "Cancelled," with the date of cancellation, to the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

        5.3.    Record Holders.    Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, or the beneficial ownership of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

        5.4.    Record Date.    For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, that shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        5.5.    Transfer Agent and Registrar.    The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars to perform certain of the functions and duties required by these Bylaws and may require any and all certificates of stock to bear the signature or signatures of any of them.

        5.6.    Dividends.

          (a)   Power to Declare.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may, but need not, be declared by the Board of Directors at any regular or special meeting, in accordance with all applicable laws. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation's Certificate of Incorporation and the laws of Delaware.

          (b)   Reserves.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        5.7.    Lost, Stolen or Destroyed Certificates.    No certificates, or corresponding securities entitlements, for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

        5.8.    Inspection of Books.    The stockholders of the Corporation, by a majority vote at any meeting of stockholders duly called, or, in case the stockholders shall fail to act, the Board of Directors, shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

ARTICLE VI
Miscellaneous Management Provisions

        6.1.    Checks, Drafts, and Notes.    All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.

        6.2.    Notices.

          (a)   Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, telecopy or orally, by telephone or in person.

          (b)   Whenever any notice is required to be given under the provisions of any applicable law or of the Certificate of Incorporation or of these Bylaws, a written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        6.3.    Voting of Securities owned by the Corporation.    Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the Chief Executive Officer of the Corporation if he or she is present at such meeting, or in his or her absence by the Chief Financial Officer of the Corporation if he or she is present at such meeting, and (b) whenever, in the judgment of the Chief Executive Officer, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the Chief Executive Officer is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Chief Financial Officer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

ARTICLE VII
Indemnification

        7.1.    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

        7.2.    Right of Indemnitee to Bring Suit.    If a claim under Section 7.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.

        7.3.    Non-Exclusivity of Rights.    The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any law, the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        7.4.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Delaware Law.

        7.5.    Indemnification of Employees and Agents of the Corporation.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

ARTICLE VIII
Amendment of Bylaws

        8.1.    Amendments.

          (a)   Amendment by Directors.    Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

          (b)   Amendment by Stockholders.    These Bylaws may be amended or repealed at any annual meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate of Incorporation, these Bylaws or other applicable law.

        Adopted November 29, 2007 and effective as of                                , 2008.